Supplement dated August 31, 1999
                     to Prospectus dated July 30, 1999

         The following information supplements and amends the prospectus, dated July 30, 1999, of Security Capital U.S. Realty relating to the offer and sale from time to time by the selling holders named therein of SC-U.S. Realty's 2% Senior Unsecured Convertible Notes due 2003 and the shares into which the notes may be converted. This supplement should be read in conjunction with the prospectus dated July 30, 1999.

         In order to update the information contained in the section entitled "Selling Holders" on page 107, the following line item should be added to the table:

                                         Amount of            Number of shares
                                         Convertible Notes    into which
                                         Beneficially Owned   Convertible Notes
Name of Selling Holder                   Prior to Offering    May be Converted
----------------------                   ------------------   ------------------

General Motors Investment Management
    Company Trust Convertibles             1,000,000             26,390



In addition, the line item referring to State Street Bank and Trust Company should be revised to read as follows:


                                         Amount of             Number of shares
                                         Convertible Notes     into which
                                         Beneficially Owned    Convertible Notes
Name of Selling Holder                   Prior to Offering     May be Converted
----------------------                   ------------------    -----------------

State Street Bank and Trust Company        42,239,000             1,114,727